EXHIBIT A

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer." The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13G with respect to their ownership of the Common Stock of Green Bancorp, Inc. and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 9th day of February, 2015.

Harvest Partners V, L.P.
By: Harvest Associates V, L.P., its general partner
By: Harvest Associates V, L.L.C., its general partner
By: ISTM Associates, L.L.C., its Managing Member
By:	/s/ Stephen Eisenstein

Harvest Associates V, L.P.
By: Harvest Associates V, L.L.C., its general partner
By: ISTM Associates, L.L.C., its Managing Member
By:	/s/ Stephen Eisenstein

Harvest Associates V, L.L.C.
By: ISTM Associates, L.L.C., its Managing Member
By:	/s/ Stephen Eisenstein

ISTM Associates, L.L.C.
By:	/s/ Stephen Eisenstein

Harvest Partners, L.P.
By: ISTM Associates, L.L.C., its general partner
By:	/s/ Stephen Eisenstein